Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424

404-881-7000
Fax: 404-881-7777
www.alston.com

January 16, 2009

Whitney Holding Corporation
Whitney Capital Trust I
Whitney Capital Trust II
Whitney Capital Trust III
c/o Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, Louisiana 70130

Re: Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Whitney Holding Corporation, a Louisiana corporation (the “Company”), Whitney Capital Trust I, Whitney Capital Trust II and Whitney Capital Trust III, each a Delaware statutory trust (collectively, the “Trusts”), in connection with the filing of the above-referenced Automatic Shelf Registration Statement (the “Registration Statement”) of the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Securities”): (i) the Company’s shares of common stock, without par value (the “Common Stock”); (ii) the Company’s shares of preferred stock, without par value (the “Preferred Stock”); (iii) the Company’s senior debt securities (the “Senior Debt Securities”); (iv) the Company’s subordinated debt securities (the “Subordinated Debt Securities”); (v) the Company’s junior subordinated debt securities (the “Junior Subordinated Debt Securities,” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (vi) depository shares representing receipts for fractional interests in the Company’s Common Stock, Preferred Stock or Debt Securities (the “Depository Shares”); (vii) the rights to purchase any of the Securities (the “Rights”); (viii) purchase contracts representing contractual obligations to purchase or sell the Securities or securities of an entity unaffiliated with the Company at (the “Purchase Contracts”); (ix) the Company’s warrants to purchase any of the Securities or any combination of such Securities (the “Warrants”); (x) the Company’s units, comprised of any combination of the Securities, which may be separable from one another (the “Units”); (xi) the trust preferred securities of the Trusts (the “Trust Preferred Securities”); and (xii) the Company’s subordinated guarantees (the “Guarantees”) delivered for the benefit of the holders of Trust Preferred Securities of the Trusts. The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus contained in the Registration Statement and one or more supplements to the prospectus (collectively, the “Prospectuses”).

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

Each series of Senior Debt Securities will be issued under a separate indenture for senior debt (as amended or supplemented from time to time, a “Senior Indenture”) in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Each series of Subordinated Debt Securities will be issued under a separate indenture for subordinated debt (as amended and/or supplemented from time to time, a “Subordinated Indenture”) in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and the Trustee. Each series of Junior Subordinated Debt Securities will be issued under a separate indenture for junior subordinated debt (as amended and/or supplemented from time to time, a “Junior Subordinated Indenture,” and, together with the Senior Indentures and the Subordinated Indentures, the “Indentures”), in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and the Trustee. Each of the Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Each of the Trust Preferred Securities will be issued pursuant to a trust agreement, and any amendments thereto, for the respective issuer Trust (collectively, the “Trust Agreements”) in the form filed as an exhibit to the Registration Statement, to be entered into among the applicable Trust, the Trustee and the Administrative Trustee thereunder.

Each of the Depositary Shares will be deposited pursuant to a depositary agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated into the Registration Statement by reference (a “Depositary Agreement”).

Each of the Rights will be issued pursuant to a rights agreement to be entered into between the Company and an entity selected by the Company to act as the rights agent (a “Rights Agent”) substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Rights Agreement”).

Each of the Purchase Contracts will be executed pursuant to a purchase contract agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Purchase Contract Agreement”).

Each Warrant will be issued either independently or together as units with other Securities and will be issued pursuant to a warrant agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”).

Each Unit will be issued together with its comprising Securities and will be issued pursuant to a unit agreement substantially in a form that will be filed as an exhibit to an amendment to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Unit Agreement”).

Each Guarantee issued in connection with the offering by one of the Trusts of Trust Preferred Securities will be issued pursuant to a guarantee agreement substantially in the form filed as an exhibit to the Registration Statement (a “Guarantee Agreement”).

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. We have also assumed, based on a recent certificate from the Louisiana Secretary of State, that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Louisiana and, based on recent certificates from the Delaware Secretary of State, that the Trusts have been duly organized and are validly existing as trusts under the laws of the State of Delaware. As to questions of fact material to this opinion, we have relied upon the statements contained in the Registration Statement and statements of officers of the Company and of the Trusts, and we have made no independent investigation with regard thereto. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.

To the extent that the obligations of the Company or the Trusts under any agreement (including without limitation any Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Trust Agreement, Depositary Agreement, Guarantee Agreement, or Rights Agreement) may be dependent upon such matters, we assume for purposes of this opinion that: (i) the other party or parties to such agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the other party or parties to such agreement is duly qualified to engage in the activities contemplated by the agreement, as applicable; (iii) the agreement has been duly authorized, executed and delivered by the other party or parties to such agreement, as applicable, and constitutes the valid and binding obligation of the other party or parties to such agreement, as applicable, enforceable against the other party or parties to such agreement, as applicable, in accordance with its terms; (iv) the other party or parties to such agreement is in compliance, with respect to any actions the other party to such agreement may take under such agreement, as applicable, with all applicable laws and regulations; and (v) the other party or parties to such agreement has the requisite organizational and legal power and authority to perform its obligations under such agreement, as applicable.

For purposes of this opinion, the term “Enforceability Exceptions” shall mean any (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with any agreement by any person other than the Company and the Trusts; and (viii) unconscionability.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1. The Common Stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Common Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such Common Stock is in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors, upon receipt of the consideration approved by the Board of Directors therefor (not less than the par value of the Common Stock), will be validly issued, fully paid and nonassessable.

2. The Preferred Stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the Preferred Stock and to approve the issuance and terms of the offering of the shares of the Preferred Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designations and the filing of the Certificate of Designations with the Secretary of State of the State of Louisiana, and (B) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors, upon receipt of the consideration approved by the Board of Directors therefor (not less than the par value of the Preferred Stock), will be validly issued, fully paid and nonassessable.

3. The Debt Securities, when (A) the Board of Directors of the Company has taken all necessary corporate action to authorize the form, terms, execution and delivery of the Debt Securities, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Debt Securities have been issued in the form and contain the terms set forth in the Registration Statement, the Indenture and such appropriate corporate action, and (C) the Debt Securities have been authenticated by the Trustee, then, upon the happening of such events and receipt by the Company of such lawful consideration as the Board of Directors (or an authorized committee thereof) may determine, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms

4. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

5. The Trust Preferred Securities of each Trust, when duly issued under each Trust Agreement and when executed and delivered to and paid for by the purchasers thereof in accordance with the applicable Trust Agreement and the Registration Statement, will constitute duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the applicable Trust.

6. Each person to whom Trust Preferred Securities are to be issued by the Trusts (collectively, the “Trust Preferred Security Holders”), as a beneficial owner of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

7. The Depositary Shares, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Depositary Shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Depositary Agreement relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) the shares of any Common Stock underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Opinion Paragraph 1 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable Depositary Agreements, (D) the shares of any Preferred Stock underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Opinion Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable Depositary Agreements, (E) any Debt Securities underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Opinion Paragraph 3 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (F) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, will be validly issued and the depositary receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Depositary Agreement, subject to the Enforceability Exceptions.

8. The Rights, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Rights and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Rights have been duly executed and delivered by the Company, and

(C) certificates or other instruments or documents, if any, evidencing the Rights have been duly executed, countersigned, registered and delivered in accordance with the applicable Rights Agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions

9. The Purchase Contracts, when (A) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of the Purchase Contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Purchase Contracts have been duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable Purchase Contract approved by the Board of Directors upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

10. The Warrants, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Warrants, including the authorization of the underlying securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Warrant Agreement or agreements relating to the Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, and (C) certificates or other instruments or documents, if any, representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

11. The Units, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the Units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which is it bound, (B) the Units have been, if required, duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable Unit Agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

12. Each Guarantee Agreement of the Company, when it has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery of the Trust Preferred Securities by the Trustee, will constitute a valid and legally binding obligation of the Company, subject to the Enforceability Exceptions.

In rendering the foregoing opinions, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company or the respective issuer Trust, as the case may be, will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Trust Agreement, Depositary Agreement, Guarantee Agreement, or Rights Agreement and will take any other appropriate additional corporate or trust action; (iv) certificates or other instruments or documents, if any, representing the Securities will be duly executed and delivered and, to the extent required by the applicable Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Trust Agreement, Depositary Agreement, Guarantee Agreement, or Rights Agreement, duly authenticated and countersigned; (v) the Trust Agreements will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the certificates of trust are in full force and effect and have not been further amended, and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us; (vi) each of the Trust Preferred Security Holders will receive a Trust Preferred Security certificate for such Trust Preferred Security and will pay for the Trust Preferred Security acquired by it, in accordance with the Trust Agreements and the Registration Statement; (vii) the Trust Preferred Securities will be issued and sold to the Trust Preferred Security Holders in accordance with the respective Trust Agreements and the Registration Statement.

We express no opinion herein as to any obligations that parties other than the Company or the Trusts may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to below.

Our opinions set forth below are limited to the laws of the State of New York and the State of Delaware, as applicable (as related to enforceability of the documents, agreements and instruments referred to herein), the Louisiana Business Corporation Law, and the federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. Our opinions expressed herein are as of the date hereof, and we disclaim any obligation to undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

ALSTON & BIRD LLP